      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2000

                                                REGISTRATION NO. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           WESTERN DIGITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                                 95-264-7125
    (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (949) 932-5000

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           MICHAEL A. CORNELIUS, ESQ.
                           WESTERN DIGITAL CORPORATION
                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (949) 932-5000

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              RONALD S. BEARD, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                                  4 PARK PLAZA
                                IRVINE, CA 92614
                                 (949) 451-3800

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
     From time to time after this registration statement becomes effective.

   If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                      AMOUNT        PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
      TITLE OF SECURITIES             TO BE        OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
        TO BE REGISTERED           REGISTERED(1)         SHARE(2)              PRICE(2)             FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
   per share                         250,000               $7                 $1,750,000            $462
=============================================================================================================

(1) Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price of the Common Stock of Western Digital as reported on May 1, 2000 on the New York Stock Exchange.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS

                             [WESTERN DIGITAL LOGO]

                                 250,000 SHARES
                                  COMMON STOCK

        The selling stockholder listed below under the caption "Selling Stockholder" may sell, from time to time, up to 250,000 shares of our common stock. All of the net proceeds from the sale of the shares of common stock will go to the selling stockholder. We will not receive any proceeds from sales of these shares. The selling stockholder may offer the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See "Plan of Distribution" on page 9.

        The selling stockholder received a warrant to purchase these shares of our common stock in a private transaction. Upon exercise of the warrant, the shares will be issued in a private transaction.

        Our common stock is traded on the New York Stock Exchange under the symbol "WDC." On May 3, 2000, the last reported sale price of our common stock was $6-11/16 per share.

        You should read this prospectus carefully before you invest.

        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                                ----------------

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The information in this prospectus is not complete and may be changed. These securities will not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                ----------------

                   THE DATE OF THIS PROSPECTUS IS MAY 5, 2000

                           WESTERN DIGITAL CORPORATION

        We design, develop, manufacture and market a broad line of rigid magnetic disk drives, often referred to as hard drives, for use in desktop personal computers. A hard drive is an electromechanical device used for information storage and retrieval, incorporating one or more rotating disks on which data is recorded, stored and read magnetically. We market our products worldwide to computer manufacturers, distributors, resellers and retailers. Our goal is to become a leading manufacturer of hard drives in the hard drive markets in which we compete.

        In February 1999, we acquired a startup company called Crag Technologies, Inc., which we renamed Connex, Inc. after the acquisition. Connex is focused on developing storage solutions for local area network servers. In January 2000, we announced that we will exit the enterprise hard drive business and shift our strategic focus and resources in the enterprise space to Internet-related data content management systems and management software. We plan to leverage our experience with hard drives to develop these additional storage systems and components in order to enhance our business model.

        We are incorporated in the State of Delaware. Our principal executive offices are located at 8105 Irvine Center Drive, Irvine, California 92618 and our telephone number is (949) 932-5000.

                                  RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors primarily related to our common stock offered by this prospectus and to our business and operations. You should also carefully consider the other information in this prospectus and in the documents incorporated by reference. Some of these factors have affected our financial condition or operating results in the past or are currently affecting us. All of these factors could affect our future financial condition or operating results. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. If that happens, the trading price of our common stock could decline, and you may lose all or part of your investment.

        Within this prospectus, we sometimes refer to years without specifying the month or day of that year. In all such cases, unless we specifically refer to a calendar year, the reference is to our fiscal year ended on or about June 30 of such year.

RISK FACTORS RELATED TO THE HARD DRIVE INDUSTRY IN WHICH WE OPERATE

Our operating results depend on our being among the first-to-market and first-to-volume with our new products.

     To achieve consistent success with computer manufacturer customers we must be an early provider of next generation hard drives featuring leading technology and high quality. If we fail to:

     - consistently maintain and improve our time-to-market performance with our new products

     - produce these products in sufficient volume within our rapid product cycle

     - qualify these products with key customers on a timely basis by meeting our customer's performance and quality specifications, or

     -  achieve acceptable manufacturing yields and costs with these products then our market share would be adversely affected, which would harm our operating results.

Short product life cycles make it difficult to recover the cost of development.

     Over the past two years hard drive areal density (the gigabytes of storage per disk) has increased at a much more rapid pace than previously, and we expect this trend to continue. Higher areal densities mean that fewer heads and disks are required to achieve a given drive capacity. This has significantly shortened product life cycles, since each generation of drives is more cost effective than the previous one. Shorter product cycles make it more difficult to recover the cost of product development.

Short product life cycles force us to continually qualify new products with our customers.

     Due to short product life cycles, we must regularly engage in new product qualification with our customers. To be considered for qualification we must be among the leaders in time-to-market with our new products. Once a product is accepted for qualification testing, any failure or delay in the qualification process can result in our losing sales to that customer until the next generation of products is introduced. The effect of missing a product qualification opportunity is magnified by the limited number of high volume computer manufacturers most of which continue to consolidate their share of the PC market. These risks are magnified because we expect cost improvements and competitive pressures to result in declining sales and gross margins on our current generation products.

Our average selling prices and our revenue are declining.

     We expect that our average selling prices for hard disk drives will continue to decline. Rapid increases in areal density mean that the average drive we sell has fewer heads and disks, and is therefore lower cost. Because of the competitiveness of the hard drive industry, lower costs generally mean lower prices. This is true even for those products that are competitive and introduced into the market in a timely manner. Our average selling prices decline even further when competitors lower prices to absorb excess capacity, liquidate excess inventories, restructure or attempt to gain market share.

Unexpected technology advances in the hard drive industry could harm our competitive position.

     If one of our competitors were able to implement a significant advance in head or disk drive technology that enables a step-change increase in areal density allowing greater storage of data on a disk, it would harm our operating results.

     Advances in magnetic, optical, semiconductor or other data storage technologies could result in competitive products that have better performance or lower cost per unit of capacity than our products. Some of our competitors are developing hybrid storage devices that combine magnetic and optical technologies, but we have decided not to pursue this technology at this time. If these products prove to be superior in performance or cost per unit of capacity, we could be at a competitive disadvantage to the companies offering those products.

The hard drive industry is highly competitive and characterized by rapid shifts in market share among the major competitors.

     The price of hard drives has fallen over time due to increases in supply, cost reductions, technological advances and price reductions by competitors seeking to liquidate excess inventories or gain market share. In addition, rapid technological changes often reduce the volume and profitability of sales of existing products and increase the risk of inventory obsolescence. These factors, taken together, result in significant and rapid shifts in market share among the industry's major participants. For example, during 1997, we significantly increased our share of the desktop market, but these gains were lost during 1998 and 1999. If our market share erodes further, it would likely harm our operating results.

Our prices and margins are subject to declines due to unpredictable end-user demand and oversupply of hard disk drives.

     Demand for our hard drives depends on the demand for computer systems manufactured by our customers and on storage upgrades to existing systems. The demand for computer systems has been volatile in the past and often has had an exaggerated effect on the demand for hard drives in any given period. As a result, the hard drive market tends to experience periods of excess capacity which typically lead to intense price competition. If intense price competition occurs, we may be forced to lower prices sooner and more than expected and transition to new products sooner than expected. For example, in the second half of 1998 and throughout 1999, as a result of excess inventory in the desktop hard drive market, aggressive pricing and corresponding margin reductions materially adversely affected our operating results. We experienced similar conditions in the high-end hard drive market during most of 1998 and 1999.

Changes in the markets for hard drives require us to develop new products.

     Over the past few years the consumer market for desktop computers has shifted significantly towards lower priced systems, especially those systems priced below $1,000. If we do not develop lower cost hard drives that can successfully compete in this market, our market share will likely fall, which could harm our operating results.

     Furthermore, the PC market is fragmenting into a variety of computing devices and products. Some of these products, such as internet appliances, may not contain a hard drive. On the other hand, many industry analysts expect, as do we, that as broadcasting and communications are increasingly converted to digital technology from the older, analog technology, the technology of computers and consumer electronics and communication devices will converge, and hard drives will be found in many consumer products other than computers. While we are investing development resources in designing hard drive products for new audio-visual applications, it is too early to assess the impact of these new applications on future demand for hard drive products.

We depend on our key personnel.

     Our success depends upon the continued contributions of our key employees, many of whom would be extremely difficult to replace. Worldwide competition for skilled employees in the hard drive industry is intense. We have lost a number of experienced hard drive engineers over the past year as a result of the loss of retention value of our employee stock options (because of the decrease in price of our common stock) and aggressive recruiting of our employees. If we are unable to retain our existing employees or to hire and integrate new employees, our operating results would likely be harmed.

RISK FACTORS RELATING TO WESTERN DIGITAL PARTICULARLY

Loss of market share with a key customer could harm our operating results.

     A majority of our revenue comes from a few customers. For example, for the six month period ended December 31, 1999, sales to our top 10 customers accounted for approximately 62% of revenues. These customers have a wide variety of suppliers to choose from and therefore can make substantial demands on us. Even if we successfully qualify a product with a customer, the customer generally is not obligated to purchase any minimum volume of products from us and is able to terminate its relationship with us at any time. Our ability to maintain strong relationships with our principal customers is essential to our future performance. If we lose a key customer or if any of our key customers reduce their orders of our products or require us to reduce our prices before we are able to reduce costs, our operating results would likely be harmed. For example, this occurred early in the third quarter of 2000 in our enterprise hard drive business and is one of the factors which led to our decision to exit the enterprise hard drive business and close our Rochester, Minnesota facility.

Dependence on a limited number of qualified suppliers of components could lead to delays or increased costs.

     Because we do not manufacture any of the components in our hard drives, an extended shortage of required components or the failure of key suppliers to remain in business, adjust to market conditions, or to meet our quality, yield or production requirements could harm us more severely than our competitors, some of whom manufacture certain of the components for their hard drives. A number of the components used by us are available from only a single or limited number of qualified outside suppliers. If a component is in short supply, or a supplier fails to qualify or has a quality issue with a component, we may experience delays or increased costs in obtaining that component. This occurred in September 1999 when we had to shut down our Caviar product line production for approximately two weeks as a result of a faulty power driver chip which was sole-sourced from a third-party supplier.

     To reduce the risk of component shortages, we attempt to provide significant lead times when buying these components. As a result, we may have to pay significant cancellation charges to suppliers if we cancel orders, as we did in 1998 when we accelerated our transition to magnetoresistive recording head technology, and as we are doing as a result of our decision to exit the enterprise hard drive business.

     In April 1999, we entered into a three year volume purchase agreement with Komag under which we will buy a substantial portion of our media components from Komag. We intend that this strategic relationship will reduce our media component costs; however, it increases our dependence on Komag as a supplier. Our future operating results will depend substantially on Komag's ability to timely qualify its media components in our new development programs and to supply us with these components in sufficient volume to meet our production requirements. Any disruption in Komag's ability to manufacture and supply us with media would likely harm our operating results.

To develop new products we must maintain effective partner relationships with our strategic component suppliers.

     Under our "virtual vertical integration" business model, we do not manufacture any of the parts used in our hard drives. As a result, the success of our products depends on our ability to gain access to and integrate parts that are "best in class" from reliable component suppliers. To do so we must effectively manage our relationships with our strategic component suppliers. We must also effectively integrate different products from a variety of suppliers and manage difficult scheduling and delivery problems. Failure to gain access to parts or manage this integration could harm our operating results.

We have only one manufacturing facility, which subjects us to the risk of damage or loss of the facility.

     Our volume manufacturing operations currently are based in one facility. A fire, flood, earthquake or other disaster or condition affecting our facility would almost certainly result in a loss of substantial sales and revenue and harm our operating results.

Manufacturing our products abroad subjects us to numerous risks.

     We are subject to risks associated with our foreign manufacturing operations, including:

     - obtaining requisite United States and foreign governmental permits and approvals

     -  currency exchange rate fluctuations or restrictions

     -  political instability and civil unrest

     -  transportation delays or higher freight rates

     -  labor problems

     -  trade restrictions or higher tariffs

     -  exchange, currency and tax controls and reallocations

     - loss or non-renewal of favorable tax treatment under agreements or treaties with foreign tax authorities.

     We attempt to manage the impact of foreign currency exchange rate changes by, among other things, entering into short-term, forward exchange contracts. However, those contracts do not cover our full exposure and can be canceled by the issuer if currency controls are put in place, as occurred in Malaysia during the first quarter of 1999.

Our plan to broaden our business in data and content management, storage and communication takes us into new markets.

     We have recently entered the storage subsystem market through our Connex subsidiary. In this market we will be facing the challenges of building volume and market share in a market which is new to us but which has several established and well-funded competitors. There is already significant competition for skilled engineers, both in the hardware and software areas, in this market. Our success will depend on Connex's ability to develop, introduce and achieve market acceptance of new products, applications and product enhancements, and to attract and retain skilled engineers. Additionally, our competitors in this market have established intellectual property portfolios. Our success will also depend on our ability to license existing intellectual property or create new innovations. Moreover, our competitors' established intellectual property portfolios increase our risk of intellectual property litigation.

     We are also developing hard drives for the emerging audio-visual market. We will be facing the challenge of developing products for a market that is still evolving and subject to rapid changes and shifting consumer preferences. There are several competitors which have also entered this emerging market, and there is no assurance that the market for digital storage devices for audio-visual content will materialize or support all of these competitors.

     We also expect to enter the data warehouse software and services market through our SageTree subsidiary and are considering other initiatives related to data and content management, storage and communication. In any of these initiatives we will be facing the challenge of developing products and services for markets that are still evolving and which have many current and potential competitors.

Our reliance on intellectual property and other proprietary information subjects us to the risk of significant litigation.

     The hard drive industry has been characterized by significant litigation. This includes litigation relating to patent and other intellectual property rights, product liability claims and other types of litigation. We are currently evaluating several notices of alleged patent infringement or notices of patents from patent holders. We also are a party to several judicial and other proceedings relating to patent and other intellectual property rights. If we conclude that a claim of infringement is valid, we may be required to obtain a license or cross-license or modify our existing technology or design a new non-infringing technology. Such licenses or design modifications can be extremely costly. We may also be liable for any past infringement. If there is an adverse ruling against us in an infringement lawsuit, an injunction could be issued barring production or sale of any infringing product. It could also result in a damage award equal to a reasonable royalty or lost profits or, if there is a finding of willful infringement, treble damages. Any of these results would likely increase our costs and harm our operating results.

Our reliance on intellectual property and other proprietary information subjects us to the risk that these key ingredients of our business could be copied by competitors.

     Our success depends, in significant part, on the proprietary nature of our technology, including our non-patentable intellectual property such as our process technology. Despite safeguards, to the extent that a competitor is able to reproduce or otherwise capitalize on our technology, it may be difficult, expensive or impossible for us to obtain necessary legal protection. Also, the laws of some foreign countries may not protect our intellectual property to the same extent as do the laws of the United States. In addition to patent protection of intellectual property rights, we consider elements of our product designs and processes to be proprietary and confidential. We rely upon employee, consultant and vendor non-disclosure agreements and a system of internal safeguards to protect our proprietary information. However, we cannot insure that our registered and unregistered intellectual property rights will not be challenged or exploited by others in the industry.

Inaccurate projections of demand for our product can cause large fluctuations in our quarterly results.

     If we do not forecast total quarterly demand accurately, it can have a material adverse effect on our quarterly results. We typically book and ship a high percentage of our total quarterly sales in the third month of the quarter, which makes it difficult for us to match our production plans to customer demands. In addition, our quarterly projections and results may in the future be subject to significant fluctuations as a result of a number of other factors including:

     -  the timing of orders from and shipment of products to major customers

     -  our product mix

     -  changes in the prices of our products

     -  manufacturing delays or interruptions

     -  acceptance by customers of competing products in lieu of our products

     -  variations in the cost of components for our products

     - limited access to components that we obtain from a single or a limited number of suppliers, such as Komag

     -  competition and consolidation in the data storage industry

     - seasonal and other fluctuations in demand for computers often due to technological advances.

Rapidly changing market conditions in the hard drive industry make it difficult to estimate actual results.

     We have made and continue to make a number of estimates and assumptions relating to our consolidated financial reporting. The rapidly changing market conditions with which we deal means that actual results may differ significantly from our estimates and assumptions. Key estimates and assumptions for us include:

     -  accruals for warranty against product defects

     - price protection adjustments on products sold to resellers and distributors

     -  inventory adjustments for write-down of inventories to fair value

     -  reserves for doubtful accounts

     -  accruals for product returns.

The market price of our common stock is volatile.

     The market price of our common stock has been, and may continue to be, extremely volatile. Factors such as the following may significantly affect the market price of our common stock:

     -  actual or anticipated fluctuations in our operating results

     - announcements of technological innovations by us or our competitors which may decrease the volume and profitability of sales of our existing products and increase the risk of inventory obsolescence

     -  new products introduced by us or our competitors

     - periods of severe pricing pressures due to oversupply or price erosion resulting from competitive pressures

     -  developments with respect to patents or proprietary rights

     -  conditions and trends in the hard drive industry

     - changes in financial estimates by securities analysts relating specifically to us or the hard drive industry in general.

     In addition, the stock market in recent months has experienced extreme price and volume fluctuations that have particularly affected the stock price of many high technology companies. These fluctuations are often unrelated to the operating performance of the companies.

   Securities class action lawsuits are often brought against companies after periods of volatility in the market price of their securities. A number of such suits have been filed against us in the past, and any of these litigation matters could result in substantial costs and a diversion of resources and management's attention.

We may be unable to raise future capital through debt or equity financing.

   Due to our recent financial performance and the risks described in this prospectus, in the future we may be unable to maintain adequate financial resources for capital expenditures, working capital and research and development. Our current borrowing agreement with our banks terminates no later than March 31, 2000, and we have agreed that we will not borrow under the agreement. If we decide to increase or accelerate our capital expenditures or research and development efforts, or if results of operations do not meet our expectations, we could require additional debt or equity financing. However, we cannot insure that additional financing will be available to us or available on favorable terms. An equity financing could also be dilutive to our existing stockholders.

Year 2000

   On January 1, 2000, we incurred nominal impact on our products, equipment, computer systems and applications as a result of the Year 2000 issue. As of December 31, 1999, systems remediation and integration testing and development of our contingency plans had been completed. Supplier management is an ongoing process, and no material impact was felt from lack of supplier readiness at January 1, 2000. Although we did not experience any material problems related to the Year 2000 issue, there can be no assurances that problems relating to the Year 2000 issue will not manifest themselves in the future.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder.

                               SELLING STOCKHOLDER

        As partial consideration for the settlement of a lawsuit which alleged infringement by us of several patents, we issued in a private transaction a warrant to purchase the shares to the selling stockholder who is the holder of the patents. We issued the warrant on January 10, 2000. As of the date of this prospectus, the selling stockholder has not exercised the warrant. Upon exercise of the warrant, the shares of common stock will be issued to the selling stockholder in a private transaction.

        The selling stockholder may from time to time offer and sell pursuant to this prospectus up to 250,000 shares of our common stock. The following table sets forth, as of April 30, 2000, the number of shares of our common stock that the stockholder beneficially owns. The term "selling stockholder" includes the holder listed below and its transferees, pledgees, donees or other successors receiving shares from the holder listed below after the date of this prospectus. We have prepared this table based upon information furnished to us by or on behalf of the selling stockholder. Based on information provided to us by the selling stockholder, the selling stockholder does not beneficially own any shares of our common stock other than those listed in the table below.

        The selling stockholder does not own more than 1% of our outstanding common stock. The selling stockholder has not had any material relationship with us during the past three years.

        The selling stockholder confirmed at the time it acquired the warrant and will confirm at the time it acquires the shares listed below that the acquisition of the securities is for investment purposes only and not with a view toward their resale, and acknowledged and will acknowledge the existence of restrictions under the Securities Act of 1933 as amended on resale applicable to these securities. This offering relates only to the sale of shares to be held by the selling stockholder named in the following table. The selling stockholder may sell, transfer or otherwise dispose of some or all of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act.

                                        Beneficial Ownership              Beneficial Ownership
                                         Prior to Offering                   After Offering
                                      -------------------------         -------------------------
                                                       Shares
                                      Number of      Registered         Number of      Percent of
Name of Beneficial Owner                Shares         Hereby*           Shares**         Class
------------------------              ---------      ----------         ---------      ----------
Magnetic Media Development, LLC         250,000         250,000             0               0%

---------------

* Includes the shares of common stock that may be issued pursuant to the warrant which is immediately exercisable.

**   Assumes all shares of common stock that may be offered are sold.

        The information regarding the selling stockholder may change from time to time. If required, we will set forth these changes in one or more prospectus supplements.

                              PLAN OF DISTRIBUTION

        The selling stockholder can use this prospectus to sell the shares at any time while the prospectus is in effect, unless we have notified the selling stockholder that the prospectus is not then available. The selling stockholder will determine if, when and how it will sell the shares it owns. Any sales may occur in one or more of the following types of transactions (including block transactions):

        - transactions on the New York Stock Exchange or any other organized market where the shares may be traded; or

        - privately negotiated transactions between the selling stockholder and the purchaser; or

        - transactions effected with or through a broker-dealer acting as either agent or principal.

        These transactions may involve transfer of the shares upon exercise or settlement of put or call options, or delivery of the shares to replace shares that were previously borrowed from another stockholder or a combination of such methods. If a broker-dealer is used in the sale of shares, that person may solicit potential purchasers. The shares may also be transferred as a gift or pursuant to a pledge, or may be sold to a broker-dealer acting as principal. These persons may then sell the shares to another person, either directly or through another broker-dealer, subject to compliance with the requirements of the Securities Act.

        The price at which sales of the shares occur may be based on market prices or may be negotiated between the parties, and the consideration may be cash or another form negotiated between the parties. Broker-dealers acting as agents or principals may be paid compensation in the form of discounts, concessions or commissions from the selling stockholder and/or from the purchasers of the shares, or both. Brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder and/or the purchasers. We have agreed to pay certain of the costs, expenses and fees of preparing, filing and maintaining this prospectus and the registration statement of which this prospectus is a part, but we will not receive any proceeds from the sale of these shares. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on it under the Securities Act.

        The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares, if required, we will file a supplement to this prospectus.

        If the selling stockholder uses this prospectus for any sale of the shares, it will be subject to the prospectus delivery requirements of the Securities Act. For transactions effected on or through the NYSE, those requirements may be satisfied by our delivery of copies of this prospectus to the NYSE in compliance with Securities Act Rule 153. Instead of using this prospectus for any sale of the shares, the selling stockholder may resell shares in compliance with the criteria and requirements of Securities Act Rule 144.

        The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholder.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy these reports and other information at the SEC's public reference facilities in Washington, D.C. (located at 450 Fifth Street, N.W., Washington, D.C. 20549), Chicago (located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and New York (located at Seven World Trade Center, 13th Floor, New York, New York 10048). You can also obtain copies of these materials from the SEC's public reference section (located at 450 Fifth Street, N.W., Washington, D.C. 20549) at prescribed rates. Please call the SEC at 1-800-SEC-0300 for further information about the public reference rooms. The SEC also maintains a site on the World Wide Web at http://www.sec.gov. This site contains reports, proxy and information statements and other information about registrants that file electronically with the SEC. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc. (located at 20 Broad Street, New York, New York 10005).

        The SEC permits us to "incorporate by reference" the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. Specifically, we incorporate by reference:

        1. Our Annual Report on Form 10-K for the fiscal year ended July 3,
           1999;

        2. Our Quarterly Reports on Form 10-Q for the quarters ended October 2, 1999 and December 31, 1999;

        3. The Company's Current Reports on Form 8-K dated September 30, 1999, October 6, 1999, October 20, 1999, November 12, 1999, January 13, 2000, January 20, 2000 and January 25, 2000, April 27, 2000;

        4. The description of our common stock contained in our Registration Statement on Form 8-B, filed April 3, 1987, and any amendments or reports filed for the purpose of updating such description; and

        5. All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the shares offered by this prospectus.

        We have also filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and our common stock.

        We will provide a copy of these filings to each person, including any beneficial owner, to whom we deliver this prospectus, upon written or verbal request. You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                               Corporate Secretary
                           Western Digital Corporation
                            8105 Irvine Center Drive
                            Irvine, California 92618
                                 (949) 932-5000

        You should rely only on the information contained in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                           FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus within the meaning of the federal securities laws. The statements that are not purely historical should be considered forward-looking statements. Often they can be identified by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and the like. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. These statements appear in a number of places in this prospectus and the information incorporated by reference and include statements regarding our intentions, plans, strategies, beliefs or current expectations with respect to, among other things:

        -  our financial prospects

        -  our financing plans

        - litigation and other contingencies potentially affecting our financial position or operating results

        -  trends affecting our financial condition or operating results

        - our strategies for growth, operations, product development and commercialization

        - conditions or trends in or factors affecting the computer, data storage, home entertainment or hard drive industry.

        Forward-looking statements involve risks, uncertainties and assumptions. You should understand that a number of factors could cause our results to differ materially from those expressed in the forward-looking statements. You are cautioned not to put undue reliance on any forward-looking statements. Except as may be required by law, we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

        The information provided in this prospectus or incorporated by reference, identifies important factors that could cause our results to differ materially from those expressed in the forward-looking statements. Those factors include, among others, the highly competitive nature of the hard drive industry, which is characterized by periods of severe price competition and price erosion, which can result in shifting market share, and rapid technological changes.

                                  LEGAL MATTERS

        The validity of the shares of common stock covered by this prospectus was passed upon by Gibson, Dunn & Crutcher LLP, Irvine, California.

                              INDEPENDENT AUDITORS

        The consolidated financial statements and schedule of Western Digital Corporation as of July 3, 1999 and June 27, 1998 and for each of the years in the three-year period ended July 3, 1999, have been incorporated by reference herein and in the registration statement, in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

    NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE UNDER THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS WILL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH THE INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED UNDER THIS PROSPECTUS TO ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION.

                                ----------------

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Western Digital Corporation ............................................     2
Risk Factors ...........................................................     2
Use of Proceeds ........................................................     8
Selling Stockholder ....................................................     8
Plan of Distribution ...................................................     9
Where You Can Find More Information ....................................    10
Forward-Looking Statements .............................................    11
Legal Matters ..........................................................    11
Independent Auditors ...................................................    12

                             [WESTERN DIGITAL LOGO]

                                 250,000 SHARES
                                  COMMON STOCK

                                ----------------

                                   PROSPECTUS

                                ----------------

                                  MAY 5, 2000

================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth all expenses payable by us in connection with the offering of our common stock being registered hereby. All amounts are estimated except the SEC registration fee.

           SEC Registration Fee................     $   462
           Printing Expenses...................       3,000
           Legal Fees and Expenses.............      15,000
           Accounting Fees and Expenses........       5,000
           Miscellaneous.......................           0
                                                    -------
                 Total.........................     $23,462
                                                    =======

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under
Section 145.

        As permitted by Section 102(b)(7) of the DGCL our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

        Our bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law. We may, from time to time, enter into indemnity agreements with each of our directors and officers requiring that we pay on behalf of each director and officer party thereto any amount that he or she is or becomes legally obligated to pay because of any claim or claims made against him or her because of any act or omission or neglect or breach of duty including any actual or alleged error or misstatement or misleading statement, which he or she commits or suffers while acting in his or her capacity as a director and/or officer of Western Digital and solely because of his or her being a director and/or officer. Under the DGCL, absent such an indemnity agreement, indemnification of a director or officer is discretionary rather than mandatory, except in the case of a proceeding in which a director or officer is successful on the merits. Consistent with our bylaw provision on the subject, the indemnity agreements require us to make prompt payment of defense and investigation costs and expenses at the request of the director or officer in advance of indemnification, provided that the recipient undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification for such expense and provided further that such advance shall not be made if it is determined that the director or officer acted in bad faith or deliberately breached his or her duty to Western Digital or its stockholders and, as a result, it is more likely than not that it will ultimately be determined that he or she is not entitled to indemnification under the terms of the indemnity agreement. The indemnity agreements make the advance of litigation expenses mandatory absent a special determination to the contrary. Under the DGCL absent such an indemnity agreement, such advance would be discretionary. Under the indemnity agreement, we would not be required to pay or reimburse the director or officer for his or her expenses in seeking indemnification recovery against us. By the terms of the indemnity agreement, its benefits are not available if the director or officer has other indemnification or insurance coverage for the subject claim or, with respect to the matters giving rise to the claim, the director or officer:

            (1) received a personal benefit,

            (2) violated Section 16(b) of the Exchange Act or analogous provisions of law, or

            (3) committed enumerated acts of dishonesty. Absent the indemnity agreement, indemnification that might be made available to directors and officers could be changed by amendments to our certificate of incorporation or bylaws.

        Our directors' liability insurance policy insures our directors and officers against the cost of defense, settlement or payment of a judgment under some circumstances stated in the policy. The selling stockholder has agreed to indemnify Western Digital and its officers, directors and other controlling persons against certain liabilities in connection with this registration, including liabilities under the Securities Act.

ITEM 16. EXHIBITS

        The following exhibits are filed herewith or incorporated by reference:

EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT
-------       ----------------------
 4.1          Amended and Restated Certificate of Incorporation.(1)

 4.2          Bylaws of Western Digital Corporation.(2)

 4.3          Form of Common Stock Certificate.(3)

 4.4          Common Stock Purchase Warrant dated January 10, 2000 issued by the
              Company to Magnetic Media Development, LLC

 4.5          Rights Agreement between Western Digital Corporation and American
              Stock Transfer and Trust Company, as Rights Agent.(4)

 4.6 Amendment to Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent.(5)

 5.1 Opinion of Gibson, Dunn & Crutcher LLP as to legality of the securities registered hereby.

23.1          Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2          Consent of KPMG LLP, independent accountants.

24            Power of Attorney (contained on page II-4).

----------
(1) Incorporated by reference to our Quarterly Report on Form 10-Q, Exhibit 3.4.1, filed May 9, 1997.

(2) Incorporated by reference to our Quarterly Report on Form 10-Q, Exhibit 3.2, filed November 16, 1999.

(3) Incorporated by reference to our Registration Statement on Form 8-B, filed April 3, 1987.

(4) Incorporated by reference to our Registration Statement on Form 8-A, filed November 19, 1998.

(5) Incorporated by reference to our Registration Statement on Form S-8, filed May 5, 2000

ITEM 17. UNDERTAKINGS

        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, I certify that I have reasonable grounds to believe that Western Digital Corporation meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 3, 2000.

                                     WESTERN DIGITAL CORPORATION

                                     By:        /s/ MICHAEL A. CORNELIUS
                                         ---------------------------------------
                                                    Michael A. Cornelius
                                         Vice President, Law and Administration
                                                      and Secretary

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints MATTHEW E. MASSENGILL and MICHAEL A. CORNELIUS his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME AND SIGNATURE                                 TITLE                      DATE
------------------                                 -----                      ----
/s/ MATTHEW E. MASSENGILL           President, Chief Executive Officer     May 3, 2000
--------------------------------    and Director (Principal Executive
    Matthew E. Massengill           Officer)


/s/ CHARLES A. HAGGERTY             Chairman of the Board                  May 3, 2000
--------------------------------
    Charles A. Haggerty


/s/ TERESA HOPP                     Senior Vice President, Finance         May 3, 2000
--------------------------------    and Chief Financial Officer
    Teresa Hopp                     (Principal Financial and Accounting
                                    Officer)


/s/ JAMES A. ABRAHAMSON             Director                               May 3, 2000
--------------------------------
    James A. Abrahamson


/s/ PETER D. BEHRENDT               Director                               May 3, 2000
--------------------------------
    Peter D. Behrendt


/s/ I.M. BOOTH                      Director                            May 3, 2000
-----------------------------
    I.M. Booth


/s/ ANDRE R. HORN                   Director                            May 3, 2000
-----------------------------
    Andre R. Horn


/s/ ANNE O. KRUEGER                 Director                            May 3, 2000
-----------------------------
    Anne O. Krueger


/s/ THOMAS E. PARDUN                Director                            May 3, 2000
-----------------------------
    Thomas E. Pardun

                                  EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT
-------       ----------------------
 4.1          Amended and Restated Certificate of Incorporation.(1)

 4.2          Bylaws of Western Digital Corporation.(2)

 4.3          Form of Common Stock Certificate.(3)

 4.4          Common Stock Purchase Warrant dated January 10, 2000 issued by the
              Company to Magnetic Media Development, LLC

 4.5          Rights Agreement between Western Digital Corporation and American
              Stock Transfer and Trust Company, as Rights Agent.(4)

 4.6 Amendment to Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent.(5)

 5.1 Opinion of Gibson, Dunn & Crutcher LLP as to legality of the securities registered hereby.

23.1          Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2          Consent of KPMG LLP, independent accountants.

24            Power of Attorney (contained on page II-4).

----------
(1) Incorporated by reference to our Quarterly Report on Form 10-Q, Exhibit 3.4.1, filed May 9, 1997.

(2) Incorporated by reference to our Quarterly Report on Form 10-Q, Exhibit 3.2, filed November 16, 1999.

(3) Incorporated by reference to our Registration Statement on Form 8-B, filed April 3, 1987.

(4) Incorporated by reference to our Registration Statement on Form 8-A, filed November 19, 1998.

(5) Incorporated by reference to our Registration Statement on Form S-8, filed May 5, 2000.